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EXHIBIT 99.2





                               SL INDUSTRIES, INC.
                               520 FELLOWSHIP ROAD
                                   SUITE A-114
                             MOUNT LAUREL, NJ 08054

April 1, 2002
United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:


                Arthur Andersen LLP ("Andersen") has represented to SL Industries, Inc. that its audit as of December 31, 2001 and for the year then ended was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.



                                           Sincerely,

                                           /s/ Jacob Cherian, Jr
                                           ---------------------

                                           Jacob Cherian, Jr.
                                           Vice President, Corporate Controller
                                           (Principal Accounting Officer)

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